UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 1, 2006

CNH EQUIPMENT TRUST 2006-B
CNH CAPITAL RECEIVABLES LLC

CNH CAPITAL AMERICA LLC

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as Specified in their respective Charters)

Delaware
(State or Other Jurisdiction of Incorporation)

333-130656	39-1995297 (CNH Capital Receivables LLC)
333-130656-02	20-5497676 (CNH Equipment Trust 2006-B)
(Commission File Number)	(I.R.S. Employer Identification No.)

100 South Saunders Road, Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

(847) 735-9200
(Registrant’s Telephone Number, Including Area Code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02.        Change of Servicer or Trustee

On October 1, 2006, the sale by JPMorgan Chase Bank, N.A. of select portions of the corporate trust business, including municipal and corporate and structured finance trusteeships, to The Bank of New York Trust Company, N.A. was closed.  As a result of this sale, on October 1, 2006 The Bank of New York Trust Company, N.A. became the successor Indenture Trustee pursuant to the terms and conditions set forth in the transaction documents identified in the Prospectus (as defined below) filed by the Registrant.

The Bank of New York Trust Company, N.A. is a national banking association organized under the laws of the United States and will act as the Indenture Trustee under the transaction documents.  The Bank of New York Trust Company, N.A. has been, and currently is, acting as indenture trustee and trustee for numerous transactions and programs involving pools of equipment leases.

The Prospectus Supplement dated September 7, 2006 and the related Prospectus dated September 6, 2006 filed with the Commission pursuant to Rule 424(b) on September 11, 2006 (collectively, the “Prospectus”) sets forth the information required by Regulation AB, 17 C.F.R.¶¶ 229.1109 (c) - (f).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH CAPITAL RECEIVABLES LLC, as depositor

	By:	/s/ Brian O’Keane
	Name:	Brian O’Keane
	Title:	Treasurer
Dated: October 5, 2006